Exhibit 10.19
SUBLEASE
     THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of February 18, 2010, and is made by and between Actel Corporation, a California corporation (“Sublessor”), and LinkedIn Corporation, a Delaware corporation (“Sublessee”). Sublessor and Sublessee hereby agree as follows:
     1. Recitals: This Sublease is made with reference to the fact that Britannia Hacienda VIII LLC (“Master Lessor”), successor-in-interest to CA-Shoreline Technology Park Limited Partnership, a Delaware limited partnership, as landlord, and Sublessor, as tenant, entered into that certain lease, dated as of February 27, 2003 (the “Master Lease”), with respect to premises consisting of approximately 158,352 square feet of space, located at 2051 Stierlin Court, Mountain View, California, commonly known as Shoreline Technology Park Building 8 (“Building 2051”), and 2061 Stierlin Court, Mountain View, California, commonly known as Shoreline Technology Park Building 9 (“Building 2061” and, together with Building 2051, the “Premises”). A copy of the Master Lease is attached hereto as Exhibit A.
     2. Premises:
          A. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, a portion of Building 2051 consisting of approximately 44,930 rentable square feet of space principally located on the second floor of Building 2051 (hereinafter, the “Subleased Premises”). The Subleased Premises are more particularly described on Exhibit B attached hereto. The Subleased Premises shall include (i) the lobby area on the southeast side of the first floor of Building 2051 to be built by Sublessor as part of Sublessor’s Work (defined below) and the stairwell located in such lobby area, all as shown on Exhibit B attached hereto (“Sublessee’s 1st Floor Lobby”), (ii) the stairwell located on the east side of Building 2051 as shown on Exhibit B and (iii) the stairwell located on the west side of Building 2051 as shown on Exhibit B (the “West Stairwell”). Sublessor and Sublessee hereby accept the rentable square footage of the Subleased Premises set forth in this Paragraph 2(A) as correct. Upon reasonable prior notice (except in the case of emergency), Sublessor shall have the right to access the Subleased Premises for purposes of performing its repair and maintenance obligations with respect to Building 2051 and, as required to gain access to the roof of Building 2051. Any such entry by Sublessor and Sublessor’s agents shall not impair Sublessee’s operations more than reasonably necessary and comply with Sublessee’s reasonable security measures (provided the same do not delay or unreasonably interfere with Sublessor’s access). Notwithstanding the foregoing, no prior notice to Sublessee shall be required if Sublessor requires access to the Subleased Premises solely for the purpose of gaining access to the roof of Building 2051, and, Sublessor shall have the right to such access twenty-four (24) hours per day, seven (7) days per week; provided, however, that Sublessor shall use reasonable efforts to provide prior notice of any such entry and shall notify Sublessor within two (2) business days after any such entry made after normal business hours without prior notice to Sublessee.
          B. In connection with its use of the Subleased Premises, Sublessee shall also have the non-exclusive right, together with Sublessor and its agents, employees, contractors, invitees, subtenants and others, to use (i) the common corridor connecting to Sublessee’s 1st Floor Lobby as shown on Exhibit B for the purpose of accessing the elevators to the Subleased Premises on the second floor of Building 2051 and (ii) the common vestibule serving the West Stairwell as shown on Exhibit B for purposes of accessing the West Stairwell (the “Internal Common Areas”). Such use shall be subject to such reasonable rules and regulations as Sublessor shall establish from time to time. Except for the foregoing, Sublessee shall have no right to use, access or occupy any portion of the Premises, including, without limitation, the central atrium area and loading docks in Building 2051. Sublessor reserves the use of the exterior walls, the roof, the loading docks and the area beneath and above the Subleased Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Subleased Premises in locations which will not materially interfere with Sublessee’s use of the Subleased Premises. Sublessee shall have no rights to use or access the solar panels located on Building 2051 and all electricity generated therefrom, together with all credits, offsets, tax benefits and other incentives derived therefrom, shall belong to and inure solely to the benefit of Sublessor.
          C. No later than the Commencement Date (as defined in Paragraph 3.A. below), Sublessor, at Sublessor’s sole cost and expense, shall (i) separately demise and construct the Sublessee’s 1st Floor Lobby, (ii) close-off access to the Building 2051 central atrium from the second floor; (iii) install an E-Mon D-Mon electrical meter to monitor electrical usage to the Subleased Premises and (iv) remove all of its furniture, fixtures and equipment, including its data cabling and the water filtration systems from the Subleased Premises (collectively, the “Sublessor’s Work”; items (i) through (iii) of the Sublessor’s Work shall sometimes be referred to collectively herein as the “Sublessor’s Construction Work”). The Sublessor’s Work shall be subject to Master Lessor’s approval of all plans and specifications therefor (to the extent required under the Master Lease) and constructed in accordance with the floor plan and specifications attached hereto as Exhibit C and in compliance with all applicable Laws (as defined in the Master Lease), in a good and workmanlike manner, free of defects and using new materials and equipment of good quality. Within five (5) business days after the date of Sublessor’s completion of the Sublessor’s Work, Sublessee shall have the right to submit a written “punch list” to Sublessor, setting forth any defective item of construction, and Sublessor shall promptly cause such items to be corrected. Sublessee’s acceptance of the Sublessor’s Work or the submission of a “punch list” with respect thereto shall not be deemed a waiver of Sublessee’s right to have latent defects in the Sublessor’s Construction Work that are identified by written notice to Sublessor delivered no later than eleven (11) months following the Commencement Date repaired at no cost to Sublessee. Provided Sublessee shall give notice to Sublessor of such latent defects within eleven (11) months following the Commencement Date, Sublessor shall cause the repair of such defect as soon as practicable. Upon the expiration or earlier termination of this Sublease, Sublessee shall not be obligated to remove the Sublessor’s Work.
     3. Term:
          A. Term. The term (the “Term”) of this Sublease shall be for the period commencing on the earlier to occur of (i) October 1, 2010 and (ii) the date upon which Sublessee commences business in the Subleased Premises (the “Commencement Date”) and ending on January 31, 2014 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms.
          B. Early Possession. Provided Master Lessor has consented to this Sublease as required under Paragraph 26 hereof, Sublessee shall be permitted early access to the Subleased Premises commencing on July 1, 2010 (“Delivery Date”) for the purposes of performing improvements permitted by this Sublease and otherwise preparing the Subleased Premises for occupancy. Such occupancy (i) shall be subject to all of the provisions of this Sublease, except for the obligation to pay Expenses and Taxes (as such terms are defined in the Master Lease), Sublessor and Master Expenses (as defined in Paragraph 4.B. below) and Base Rent (as defined in Paragraph 4.A. below) (provided that, without limiting the foregoing, Sublessee shall be required to pay for all utilities, after-hours charges and special services consumed or requested by Sublessee during such period); (ii) shall not unreasonably interfere with or delay completion of Sublessor’s Work; and (iii) shall not advance the Expiration Date of this Sublease. If, in Sublessor’s reasonable judgment, Sublessor determines that such access shall interfere with, hamper, delay or prevent Sublessor from proceeding with the completion of Sublessor’s Work, Sublessor may deny Sublessee early access hereunder for the period reasonably necessary to permit Sublessor to proceed with the completion of the Sublessor’s Work. Sublessee shall give Sublessor reasonable prior notice of its need for early access and shall comply with Sublessor’s reasonable security measures during such early access.
          C. No Option to Extend. The parties hereby acknowledge that the expiration date of the Master Lease is January 31, 2014 and that Sublessee has no option to extend the Term of this Sublease. Notwithstanding the foregoing, Sublessor acknowledges that Sublessee may pursue negotiations with Master Lessor for a direct lease with Master Lessor permitting Sublessee to extend its occupancy of the Subleased Premises for a term commencing immediately after the Expiration Date. If Sublessee enters into such an agreement with Master Lessor and Master Lessor expressly releases Sublessor in writing from all of its surrender obligations under the Master Lease with respect to the Subleased Premises, then Sublessor agrees that Sublessee will be excused from its obligation to surrender possession of the Subleased Premises on the Expiration Date. Notwithstanding the foregoing, Sublessee agrees that no such agreement with the Master Lessor will result in the termination of Sublessor’s existing expansion or extension options with respect to the Premises under the Master Lease other than extinguishing such extension rights with respect to the Subleased Premises. The parties acknowledge and agree that Master Lessor has no obligation to negotiate with Sublessee for or agree to any direct lease with Sublessee or to excuse Sublessor’s surrender obligations as described above.
     4. Rent:
          A. Base Rent. Sublessee shall pay to Sublessor as base rent for the Subleased Premises for each month during the Term the amount of Fifty-Six Thousand One Hundred Sixty-Two and 50/100 Dollars ($56,162.50) per month (“Base Rent”). Base Rent and Additional Rent, as defined in Paragraph 4.B below, shall be paid on or before the first (1st) day of each month. Base Rent and Additional Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor at 2061 Stierlin Court, Mountain View, California 94043-4655, Attention: Accounts Receivable, or such other address as may be designated in writing by Sublessor.
          B. Sublessor and Master Expenses.
               (i) Sublessor Expenses. In addition to Base Rent, Sublessee shall pay to Sublessor its pro rata share (“Building Pro Rata Share”), based on the ratio of the square footage of the Subleased Premises to the square footage of Building 2051 (48.70%), of all costs, expenses and disbursements of any kind paid or incurred by Sublessor for the maintenance and repair of Building 2051, including the Interior Common Areas, the parking and other exterior areas serving Building 2051 to the extent made the obligation of Sublessor pursuant to the Master Lease, the monument signage for Building 2051, the roof and the exterior of Building 2051 to the extent made the obligation of Sublessor pursuant to the Master Lease, any building systems that are the obligation of Sublessor to maintain and repair pursuant to the Master Lease, and for utilities for Building 2051 to the extent such utilities are not separately metered to the Subleased Premises (the “Sublessor Expenses”). Sublessor’s Expenses shall include Sublessor’s reasonable allocation to Building 2051 of expenses incurred for both Building 2051 and Building 2061. Notwithstanding the foregoing, in the event that Sublessor reasonably determines that an expense has been incurred entirely for the benefit of the Subleased Premises or that the Subleased Premises receive a non-proportional benefit from any expense, Sublessor may allocate all or a greater portion of such expense to Sublessee and the Subleased Premises. In addition, if Sublessor incurs an expense that benefits only the ground floor of Building 2051 or the ground floor receives a non-proportional benefit from any expense, then Sublessor shall allocate all or a greater portion of such expense to Sublessor and the ground floor of Building 2051.

               (ii) Master Expenses. In addition, Sublessee shall pay to Sublessor its pro rata share (“Premises Pro Rata Share”), based on the ratio of the square footage of the Subleased Premises to the square footage of the Premises (28.37%) of all other amounts payable by Sublessor under the Master Lease for operating or other expenses, including Expenses and Taxes described in Section IV of the Master Lease and insurance and elevator maintenance and repair (“Master Expenses”). Notwithstanding the foregoing, if the Premises are not fully occupied in any calendar year, Sublessor shall make an appropriate adjustment, in accordance with industry standards and sound management practices, of the Sublessor Expenses for such year to determine what such amounts would have been for such year if the Premises had been fully occupied, and the amounts so determined shall be deemed to be the amounts of Sublessor Expenses for such year. Sublessee shall pay the foregoing amounts within thirty (30) days after Sublessor’s delivery of an invoice therefor. Alternatively, Sublessor may from time to time require that Sublessee pay such amounts in advance in monthly installments reasonably estimated by Sublessor. Sublessor shall have the right to cause the Subleased Premises to be separately metered for electricity, and, in such event, Sublessee shall pay to Sublessor the cost of electricity consumption shown on such separate meter. Sublessee shall have the right (i) to request and review reasonable evidence supporting Sublessor’s imposition and calculation of the Sublessor Expenses, provided, that (a) Sublessee makes such request within sixty (60) days following receipt of an invoice for such Sublessor Expenses and (b) Sublessee is not in Default of this Sublease at the time it makes such request, and (ii) to copies of all documentation provided by Master Lessor to Sublessor with respect to the Master Expenses, but Sublessee’s obligation to timely pay such Sublessor Expenses or Master Expenses shall not be dependent upon Sublessee’s approval of such supporting evidence and documentation. In addition, to the extent that Sublessor achieves a reduction in Master Expenses by way of the exercise of its audit right or otherwise, as between Sublessor and Sublessee only, Sublessee shall be entitled to its prorata share of Master Expenses to the extent applicable to the Subleased Premises.
          C. Additional Rent. In addition to Base Rent and Sublessor and Master Expenses, Sublessee shall also be responsible for the cost of any disproportionate use (as reasonably determined by Sublessor) of any electrical or other utilities in the Subleased Premises, after hours HVAC costs, and any other costs for additional services requested by Sublessee. All monies other than Base Rent required to be paid by Sublessee to Sublessor under this Sublease, including Sublessor and Master Expenses, shall be deemed additional rent (“Additional Rent”). Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”. Sublessee and Sublessor agree, as a material part of the consideration given by Sublessee to Sublessor for this Sublease, that, except as set forth in this Sublease, Sublessee shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with this Sublease, the Master Lease as to the Subleased Premises or the Subleased Premises, such that Sublessor shall receive, as a net consideration for this Sublease, the Base Rent payable under Paragraph 4.A. hereof; provided, however, that in no event shall Sublessee be required to pay any costs due to penalties, violations of Law or other non-compliance with the terms of the Master Lease by Sublessor, and/or due to the gross negligence or willful misconduct of Sublessor, its agents, employees or contractors.
          D. Payment of First Month’s Rent. Upon execution hereof by Sublessee, Sublessee shall pay to Sublessor the sum of Fifty-Six Thousand One Hundred Sixty-Two and 50/100 Dollars ($56,162.50), which shall constitute Base Rent for the first month of the Term.
          E. Janitorial, Garbage. Sublessee shall contract directly with its own service provider to provide janitorial services to the Subleased Premises and such janitorial services must comply with the specifications attached hereto as Exhibit E. Subject to the provisions of Paragraph 10 of this Sublease, for any period that Sublessee is providing its own janitorial services in compliance with this Paragraph 4.E, Sublessor shall not charge Sublessee, by way of Sublessor Expenses or otherwise, for such services for the Subleased Premises. Sublessee shall cause all of its trash to be disposed of in the dumpsters for Building

2051. Sublessor shall continue to contract for the emptying of such dumpsters, and the cost of such service shall be payable by Sublessee as a Sublessor Expense under this Sublease.
          F. Capital Repairs, Replacements or Improvements. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, if Sublessor is required or permitted by Section IX(A) of the Master Lease to perform an Amortizable Capital Improvement (as defined in Section IX(A) of the Master Lease), Sublessee shall only be obligated to pay Sublessee’s Building Pro Rata Share of the amortized cost of such capital improvement, amortized over the lesser of the Payback Period (as defined in Section IX(A) of the Master Lease) and the useful life of the capital improvements as reasonably determined by Master Lessor, until the earlier of the expiration of the Term of this Sublease or the useful life.
     5. Late Charge: If Sublessee fails to pay to Sublessor any amount due hereunder on the due date therefor, Sublessee shall pay Sublessor, within five (5) days after receipt of written demand, an administrative fee in accordance with Section IV(A) of the Master Lease, as incorporated herein; provided, however that Sublessee shall be entitled to the two (2) grace periods provided by Section IV(A) of the Master Lease. In addition, Sublessee shall pay to Sublessor interest on all amounts due, at the rate determined in accordance with Section XX(E) of the Master Lease, as incorporated herein (the “Interest Rate”), from the due date to and including the date of the payment. The parties agree that the foregoing administrative fee represents a reasonable estimate of the cost and expense which Sublessor will incur in processing each delinquent payment. Sublessor’s acceptance of any interest or administrative fee shall not waive Sublessee’s default in failing to pay the delinquent amount.
     6. Security Deposit: Upon execution hereof by Sublessee, Sublessee shall deposit with Sublessor the sum of Fifty-Six Thousand One Hundred Sixty-Two and 50/100 Dollars ($56,162.50) (the “Security Deposit”), in cash, as security for the performance by Sublessee of the terms and conditions of this Sublease. The Security Deposit shall be governed by the provisions of Section VI of the Master Lease, as incorporated herein.
     7. Holdover: The parties hereby acknowledge that the expiration date of the Master Lease is January 31, 2014 and that it is therefore critical that Sublessee surrender the Subleased Premises to Sublessor no later than the Expiration Date in accordance with the terms of this Sublease. In the event that Sublessee does not surrender the Subleased Premises by the Expiration Date in accordance with Paragraph 20 hereof, subject, however, to the provisions of Section 3.C. above, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee’s delay in surrendering the Subleased Premises, including payment to Sublessor of holdover rent with respect to the entire Premises as provided in Section XXV of the Master Lease.
     8. Repairs; As-Is:
          A. On the Commencement Date Sublessor shall deliver the Subleased Premises to Sublessee in clean condition with the carpets professionally cleaned and walls patched and touch-up painted as necessary. On the Commencement Date the heating, ventilating and air conditioning systems, mechanical systems, life/safety and electrical systems serving the Subleased Premises and the exterior windows shall be in good working condition and repair. If, during the first thirty (30) days of the Term, Sublessee shall notify Sublessor in writing of any non-compliance with the foregoing warranty, then, except as otherwise provided in this Sublease, Sublessor shall rectify such non-compliance at no cost to Sublessee. In addition, to Sublessor’s actual knowledge, the roof, structural elements of Building 2051 and the foundation of Building 2051 are in good working condition and repair as of the date of this Sublease. The parties acknowledge and agree that, except as expressly set forth in this Sublease, Sublessee is subleasing the Subleased Premises on an “as is” basis, and that Sublessor has made no representations or warranties with respect to the condition of the

Subleased Premises as of the Commencement Date, except as set forth in this Paragraph and in Paragraph 2.C. above. Except as set forth in this Sublease, either prior to or after the Delivery Date, Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990).
          B. Sublessor shall not be responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease. Sublessee shall, at its own cost and expense and without any cost or expense to Sublessor, keep and maintain the Subleased Premises, and the equipment, fixtures, components of the building systems located within the Subleased Premises (including components located in the plenum space other than components that serve Sublessor’s premises), and any systems installed by or for Sublessee and any alterations or improvements in the Subleased Premises, in the condition required by this Sublease and in compliance with Laws and in accordance with Article IX of the Master Lease (as incorporated herein), subject to ordinary wear and tear, acts of God, casualty and condemnation. Sublessee shall maintain its own janitorial services contract for the Subleased Premises and perform all janitorial services required in the Subleased Premises. Except to the extent made necessary by the gross negligence or willful misconduct of Sublessor, its agents, employees or contractors, Sublessee shall promptly make all repairs, replacements and alterations necessary to maintain the Subleased in the condition required by this Sublease and in compliance with all Laws and to avoid any structural damage or injury to the Premises. For avoidance of doubt and except as set forth to the contrary in this Sublease, Sublessee shall not be required to perform any obligation imposed on “Tenant” as the “Sole Tenant” of the Building, and such obligations shall remain the responsibility of Sublessor; provided, however, that Sublessee shall pay for the costs thereof to the extent provided in Paragraph 4.B of this Sublease.
     9. Indemnity:
          A. Sublessee’s Indemnity. Except to the extent caused by the negligence or willful misconduct of Sublessor, its agents, employees, contractors or invitees, Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, protect and hold Sublessor harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys’ and experts’ fees), caused by or arising in connection with: (i) any damage or injury occurring in the Subleased Premises or elsewhere in or about the Premises suffered or caused by Sublessee, its agents, employees, contractors or invitees; (ii) the negligence or willful misconduct of Sublessee or its employees, contractors, agents or invitees; or (iii) a breach of Sublessee’s obligations under this Sublease or the provisions of the Master Lease. Sublessee’s indemnification of Sublessor shall survive the expiration or earlier termination of this Sublease.
          B. Sublessor’s Indemnity. Except to the extent caused by the negligence or willful misconduct of Sublessee, its agents, employees, contractors or invitees, Sublessor shall indemnify Sublessee as set forth in Article XIV.B of the Master Lease, as incorporated herein. Sublessor’s indemnification of Sublessee shall survive the expiration or earlier termination of this Sublease.
     10. Right to Cure Defaults: If Sublessee fails to pay any sum of money under this Sublease, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, after passage of any applicable notice and cure periods, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor within five (5) days after receipt of written demand, together with interest thereon at the Interest Rate from the date of the expenditure until repaid.
     11. Assignment and Subletting. Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublessor, which shall not be unreasonably be withheld, conditioned or delayed, and Master Lessor. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Sublessee acknowledges that the Master Lease contains a “recapture” right in Section XII(B), and that Sublessor may withhold consent to a proposed Transfer in its sole discretion unless Master Lessor confirms in writing that the recapture right does not apply to the Subleased Premises or otherwise waives such right. Sublessor’s waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides. Sublessee shall have the right, if Sublessor notifies Sublessee that it is exercising its recapture right pursuant to Section XII(B) of the Master Lease, to notify Sublessor in writing that Sublessee is rescinding its request for consent to the Transfer within five (5) days after receipt of Sublessor’s exercise, in which case this Sublease shall remain unmodified and in full force and effect. Any Transfer shall be subject to the terms of Section XII of the Master Lease to the extent incorporated herein.
     12. Use:
          A. Sublessee may use the Subleased Premises only for the uses identified in Section 1(K) of the Master Lease. Sublessee shall not use, store, transport or dispose of any Hazardous Material in or about the Subleased Premises. Without limiting the generality of the foregoing, Sublessee, at its sole cost, shall comply with all Environmental Laws. If Hazardous Materials used, generated, stored, released or disposed of by Sublessee, its agents, employees, contractors or invitees are discovered on or under the Subleased Premises, then Sublessee, at its sole expense, shall promptly take all action necessary to return the Subleased Premises to the condition existing prior to the appearance of the Hazardous Material. Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor and hold Sublessor harmless from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys’ fees, consultants’ fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature, to the extent caused by the release, disposal, discharge or emission of Hazardous Materials on or about the Subleased Premises during the Term of this Sublease by Sublessee or its agents, contractors, invitees or employees.
          B. Sublessee shall not do or permit anything to be done in or about the Subleased Premises which would (i) injure the Subleased Premises; or (ii) vibrate, shake, overload, or impair the efficient operation of the Subleased Premises or the sprinkler systems, heating, ventilating or air conditioning equipment, or utilities systems located therein or (iii) interfere with the use of the Building or the Project by any other occupant or cause any noise with may be heard outside of the Subleased Premises. Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Sublessor and Master Lessor.
     13. Effect of Conveyance: In the event of any assignment or transfer of the tenant’s interest under the Master Lease, which assignment or transfer may occur at any time during the Term hereof in Sublessor’s sole discretion, upon the assumption in writing by the transferee of the obligations of Sublessor under this Sublease, Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder from and after the date of the assignment or transfer, and it shall be deemed and construed, without further agreement between the parties, that the transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder. Sublessor shall transfer and deliver any security of Sublessee to the transferee of the tenant’s interest under the Master Lease, and thereupon Sublessor shall be discharged from any further liability with respect thereto. Notwithstanding anything to the contrary herein, neither Sublessor nor Sublessee shall be liable under this Sublease for any consequential, indirect or punitive damages or any lost profit or opportunity costs or loss or interruption of business or income.

     14. Delivery and Acceptance: If Sublessor fails to deliver possession of the Subleased Premises to Sublessee on or before the date set forth in Paragraph 3.A hereof for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage; provided, however, that in such event, Rent shall abate until Sublessor delivers possession of the Subleased Premises to Sublessee with the Sublessor’s Work substantially completed. By taking possession of the Subleased Premises, Sublessee conclusively shall be deemed to have accepted the Subleased Premises in their as-is, then-existing condition, without any warranty whatsoever of Sublessor with respect thereto except as set forth in this Sublease.
     15. Improvements: No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Lessor and Sublessor, which consent of Sublessor shall not be unreasonably withheld, conditioned or delayed. Sublessee acknowledges and agrees that Master Lessor may withhold its consent to any alterations or improvement (including Sublessee’s proposed conduit described below), subject to the standards and requirements set forth in the Master Lease, including, without limitation, submission and approval of plans, specifications and permits for such work. Without limiting the foregoing, Sublessee may not alter or replace the window coverings in the Subleased Premises without the prior written consent of both Master Lessor and Sublessor. In no event shall Sublessee have any right to modify or add any components to the fire/life safety enunciator system in the Subleased Premises. In addition, if any alterations to the Subleased Premises include the removal of any cabinetry in the break rooms and coffee stations within the Subleased Premises, Sublessee shall remove such cabinetry in a manner which does not damage it and deliver such removed cabinetry to Sublessor for Sublessor’s use and ownership. All approved alterations shall be constructed in a good and workmanlike manner and in compliance with all applicable laws and the plans and specifications therefor approved by Sublessor (which approval shall not be unreasonably withheld, conditioned or delayed) and Master Lessor and any reasonable construction rules and regulations specified by Sublessor or Master Lessor and shall be performed in a manner that does not unreasonably interfere with Sublessor’s use and enjoyment of Building 2051 and the Project. Sublessor may condition its consent upon Sublessor’s receipt of security reasonably satisfactory to Sublessor for the restoration of the Subleased Premises and affirmation of Sublessee’s restoration obligations under this Sublease. All removal and restoration shall be completed by Sublessee prior to the Expiration Date or earlier termination of this Sublease. In the event that Sublessor and Master Lessor consent to any alterations, (a) Sublessee shall engage a vendor or vendors reasonably approved by Sublessor, (b) Sublessee shall provide Sublessor with such vendor(s)’ certificates of insurance prior to the commencement of any work and (c) and on or prior to the Expiration Date or the earlier termination of this Sublease, Sublessee shall remove all such alterations (unless Sublessee is not required to remove such alterations pursuant to the provisions of Article IX.C of the Master Lease, as incorporated herein), repair any damage caused by such removal, and restore the Subleased Premises to the condition in which they existed prior to the installation of such alteration. Sublessor shall not unreasonably withhold its consent to the installation of conduit between the Subleased Premises and Sublessee’s premises at 2029 Stierlin Court, provided, that (i) Master Lessor consents to such installation; (ii) Sublessee is not in default, beyond applicable notice and cure periods, of this Sublease; and (iii) such installation complies with the provisions of this Sublease and the Master Lease.
     16. Release and Waiver of Subrogation: Sublessor and Sublessee hereby release each other from any damage to property or loss of any kind which is caused by or results from any risk insured against under any property insurance policy required to be carried by either party under this Sublease. Each party shall use commercially reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by the policy, and each party shall notify the other party if it is unable to obtain a waiver of subrogation. Sublessor shall not be liable to Sublessee, nor shall Sublessee be entitled to terminate this Sublease or to abate Rent for any reason, including, without limitation: (i) failure or interruption of any utility system or service; (ii) failure of Master Lessor to maintain the Subleased Premises as may be required under the Master Lease; or (iii) penetration of water into or onto any portion of the Subleased Premises. The obligations of Sublessor and Sublessee shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of the business entity.
     17. Insurance: Sublessee shall obtain and keep in full force and effect with respect to the Subleased Premises, at Sublessee’s sole cost and expense, during the Term the insurance required under Section XV of the Master Lease. Sublessee shall name Master Lessor and Sublessor as additional insureds under its liability insurance policy. The release and waiver of subrogation set forth in Section XVI of the Master Lease, as incorporated herein, shall be binding on the parties.
     18. Default: Sublessee shall be in material default of its obligations under this Sublease if any of the following events occur (each, a “Default”):
          A. Sublessee fails to pay any Rent when due, when such failure continues for three (3) days after written notice from Sublessor to Sublessee that any such sum is due; or
          B. Sublessee fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) and fails to cure such breach within seven (7) days after delivery of a written notice specifying the nature of the breach; provided, however, that if more than seven (7) days reasonably are required to remedy the failure, then Sublessee shall not be in default if Sublessee commences the cure within the seven (7) day period and thereafter completes the cure within thirty (30) days after the date of the notice; or
          C. Sublessee makes a general assignment of its assets for the benefit of its creditors, including attachment of, execution on, or the appointment of a custodian or receiver with respect to a substantial part of Sublessee’s property or any property essential to the conduct of its business; or
          D. Sublessee abandons the Subleased Premises or ceases to conduct business in the Subleased Premises for more than seven (7) consecutive days in any thirty (30) day period while Sublessee is in default of any other obligation under this Sublease; or
          E. A petition is filed by or against Sublessee under the bankruptcy laws of the United States or any other debtors’ relief law or statute, unless such petition is dismissed within sixty (60) days after filing; or a court directs the winding up or liquidation of Sublessee; or a substantial part of Sublessee’s property or any property used in the conduct of its business is attached or executed upon and not released from the attachment or execution within sixty (60) days; or a custodian or receiver is appointed for a substantial part of Sublessee’s property or any property used in the conduct of its business and not discharged within sixty (60) days; or
          F. Sublessee commits any other act or omission which constitutes an event of default under the Master Lease, which has not been cured after delivery of written notice and passage of the applicable grace period provided in the Master Lease as modified, if at all, by the provisions of this Sublease.
     19. Remedies: In the event of any default by Sublessee, Sublessor shall have all remedies provided pursuant to Section XX of the Master Lease and by applicable Law. Sublessor may resort to its remedies cumulatively or in the alternative.

     20. Surrender: Not later than the expiration of this Sublease, Sublessee shall remove all of its personal property, trade fixtures, cabling, alterations and improvements and shall surrender the Subleased Premises to Sublessor in good condition, free of Hazardous Materials caused by Sublessee and in the condition required by the Master Lease, reasonable wear and tear, acts of God, casualty, condemnation and alterations which Sublessee is permitted to surrender under this Sublease excepted. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, in no event shall Sublessee be obligated to remove any alterations, additions or improvements installed by or on behalf of Sublessor or any predecessor in interest of Sublessor prior to the Delivery Date.
     21. Estoppel Certificates: Within seven (7) days after receipt of written demand by either party, the other party shall execute and deliver to the requesting party an estoppel certificate (i) certifying that this Sublease is unmodified and in full force and effect or, if modified, the nature of such modification; (ii) stating the date to which Rent and other charges are paid in advance; (iii) acknowledging, to the best of the responding party’s knowledge, that there are no uncured defaults on the part of the requesting party; and (iv) certifying such other information as may be reasonably required by the requesting party.
     22. Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen other than Cornish & Carey Commercial, representing Sublessee, in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder. Sublessor shall be responsible for payment of any brokerage commission due in connection with this Sublease pursuant to a separate written agreement.
     23. Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.
     24. Attorneys’ Fees: If either party brings any action or legal proceeding with respect to this Sublease, the prevailing party shall be entitled to recover reasonable attorneys’ fees, experts’ fees, and court costs. If either party becomes the subject of any bankruptcy or insolvency proceeding, then the other party shall be entitled to recover all attorneys’ fees, experts’ fees, and other costs incurred by that party in protecting its rights hereunder and in obtaining any other relief as a consequence of such proceeding.
     25. Other Sublease Terms:
          A. Incorporation By Reference. Except as set forth below, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s diligent good faith efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor’s performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults, provided, however, that in no event shall Sublessee have fewer than two (2) business days to perform; (vi) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained; (vii) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Lessor and Sublessor; (viii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (ix) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (x) all payments shall be made to Sublessor; (xi) Sublessee shall pay all consent and review fees set forth in the Master Lease (except for those required in connection with the execution of this Sublease) to both Master Lessor and Sublessor; (xii) Sublessee shall not have the right to terminate this Sublease or abate Rent due to casualty, condemnation or Service Failure unless Sublessor has such right and elects such right under the Master Lease and Sublessee shall not have the right to elect to continue the Master Lease, deliver an Election Notice and submit Restoration Funds as provided in Article XVII of the Master Lease without Sublessor’s prior written consent, which may be withheld in Sublessor’s sole discretion; and (xiii) the following modifications shall be made to the Master Lease as incorporated herein:
               (a) the following provisions of the Master Lease shall not be incorporated herein: Sections I(C) (the first 3 sentences only), I(D) through I(J), I(L), I(N), I(T), III(A), III(B) (except the first 2 sentences and the last sentence), III(C), IV(E), (V) (second paragraph only), VI (except the first paragraph), IX (A) (except the first sentence through clause (7), IX(B) (the fourth sentence of the second grammatical paragraph only), XII(A) (4th and 5th sentences only), XII(B) (clause (b) of the 2nd sentence only), (XII(C) (references to “Vacancy Costs” only), XII(D) (last 4 sentences only), XII(F), XV(last 3 sentences only), XXIV and XXIX (2nd through 5th sentences only), and Exhibit A, Exhibit D, Exhibit E (Sections I and II, clauses E and G of Section IV and Sections V, VI, VII, IX and X only), Exhibit F (the first 2 sentences of Section 2 only), Exhibit G and Exhibit H;
               (b) references in the following provisions to “Landlord” shall mean Master Lessor only: Sections I(R), I(S), IV(C), IV(D), VII(A), (IX(B), IX(C) (fifth sentence and last paragraph only), XVII, XVIII, XXI, XXVI, XXIX (2nd sentence only) and XXXI(F) (2nd paragraph only);
               (c) references in the following provisions to “Landlord” shall mean Master Lessor and Sublessor: Sections VII(B) and XXIX (last 4 sentences only);
               (d) references in the following provisions to “Tenant” shall mean Sublessor only: Sections VII(A) and X(A) (last sentence only);
               (e) references to the word “Building” (singular) shall mean Building 2051;
               (f) Sublessee acknowledges that the provisions of Section IX(C) establishing limit’s on “Landlord’s” rights to require a lien and completion bond in connection with an Alteration apply with respect to Master Lessor and Sublessor only, and, no such limits shall be applicable with respect to an Alteration performed by Sublessee, provided, however, that no bond shall be required by Sublessor if the cost of the Alteration is less than $100,000.00;
               (g) notwithstanding the provisions of Section XII(C) of the Master Lease, as incorporated herein, (i) all consideration for a Transfer by Sublessee of the Subleased Premises or this Sublease in excess of the Rent payable under this Sublease (“Profit”) shall be paid 100% to Sublessor until the total Rent payable under this Sublease together with such payment of Profit equals the amount of monthly Rent payable by Sublessor to Master Lessor under the Master Lease (“Sublessor’s Rent”), and, thereafter, 50% of any Profit received by Sublessee shall be paid to Sublessor and 50% of such Profit may be retained by Sublessee until the aggregate amount of Sublessee’s payments of Rent and Profit fall below the Sublessor’s Rent (provided, however, that Sublessee shall be entitled to deduct from such Profit the costs of improvements made or paid for by Sublessee for such transferee, brokerage commissions and legal fees); and
               (h) Notwithstanding anything to the contrary in Section III of Exhibit E, as incorporated herein, Sublessee’s signage rights shall be limited to fifty percent (50%) of the monument sign serving Building 2051 (subject to Master Lessor’s consent as to any such monument signage to the extent required under the Master Lease).
          B. Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease during the Term of this Sublease which are incorporated hereunder. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination, which termination shall be without any liability of Sublessor to Sublessee unless such termination constitutes a breach of this Sublease by Sublessor. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of this Sublease shall prevail.
          C. Sublessor’s Obligations. Sublessor agrees to pay all amounts of Rent payable under the Master Lease to Master Lessor in accordance with the terms of the Master Lease and otherwise perform its obligations under the Master Lease except to the extent expressly made the obligation of Sublessee pursuant to the terms hereof. As between Sublessor and Sublessee, Sublessee shall have no obligation to (i) cure any default of any party under the Master Lease except to the extent resulting solely from Sublessee’s default under this Sublease or, to the extent incorporated herein, the Master Lease; (ii) perform any obligation of any party under the Master Lease or the Master Sublease which arose prior to the Commencement Date; (iii) repair any damage to the Subleased Premises caused by Sublessor; or (iv) indemnify Sublessor to the extent of any negligence or willful misconduct of Sublessor, its agents, employees, contractors or invitees.
     26. Conditions Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon having obtained the written consent of the Master Lessor in the form attached hereto as Exhibit D (“Master Lessor’s Consent”). If Master Lessor, Sublessee and Sublessor have not executed and delivered the Master Lessor Consent within ten (10) business days after the date of Sublessor’s execution of this Sublease, Sublessor or Sublessee may terminate this Sublease by giving the other party written notice, in which case this Sublease shall terminate and neither party shall have any further rights or obligations hereunder and Sublessor shall return to Sublessee the Security Deposit and prepaid Base Rent.

     27. Authority to Execute: Sublessee and Sublessor each represent and warrant to the other that each person executing this Sublease on behalf of each party is duly authorized to execute and deliver this Sublease on behalf of that party.
     28. Termination; Recapture: Notwithstanding anything to the contrary herein, Sublessee acknowledges that, under the Master Lease, both Master Lessor and Sublessor have certain termination and recapture rights as set forth in Sections XII (“Assignment and Subletting”), XVII (“Casualty Damage”), XVIII (“Condemnation”) and XX (“Remedies”). Nothing herein shall prohibit Master Lessor or Sublessor from exercising any of the foregoing rights and neither Master Lessor nor Sublessor shall have any liability to Sublessee as a result thereof. In the event Master Lessor or Sublessor exercise any such termination or recapture rights, this Sublease shall terminate without any liability to Master Lessor or Sublessor. In addition, except in the event of Casualty Damage or Condemnation, Sublessor shall not voluntarily terminate the Master Lease during the Term unless and until Master Lessor has agreed in writing to continue this Sublease in full force and effect as a direct lease between Master Lessor and Sublessee upon and subject to all of the terms, covenants and conditions of this Sublease for the balance of the Term hereof. If Master Lessor so consents, Sublessee shall attorn to Master Lessor in connection with any such voluntary termination and shall execute an attornment agreement in such form as may reasonably be requested by Master Lessor; provided, however, that the attornment agreement does not materially adversely affect the use by Sublessee of the Subleased Premises in accordance with the terms of this Sublease, materially increase Sublessee’s obligations under this Sublease or materially decrease Sublessee’s rights under this Sublease. The parties acknowledge and agree that Master Lessor has no obligation to agree to any direct lease with Sublessee or accept attornment from Sublessee as provided above.
     29. INTENTIONALLY OMITTED.
     30. Parking. Subject to the terms of the Master Lease, as incorporated herein, Sublessee shall have the non-exclusive right to use up to 166 unreserved parking spaces in the parking lot serving Building 2051. Sublessee acknowledges receipt of and agrees to adhere to the parking rules set forth in Exhibit F of the Master Lease, as incorporated herein, and, without limiting the foregoing, Sublessee agrees that no overnight parking shall be permitted without Sublessor’s prior written consent.
     31. Performance of Master Lessor’s Obligations. If Master Lessor defaults in the performance of any of its non-structural repair and maintenance obligations to the Subleased Premises and such default creates a risk of imminent injury to person or substantial property damage or unreasonably and materially interferes with Sublessee’s ability to conduct its business at the Subleased Premises and Master Lessor fails to cure such default within the time periods set forth in Article XXIV of the Master Lease, Sublessee shall notify Sublessor in writing and Sublessor shall exercise, on behalf of Sublessee and at Sublessee’s cost (unless Master Lessor’s default affects the Premises also, in which case Sublessee shall pay for its share of the costs thereof to the extent provided in Paragraph 4.B of this Sublease), the cure rights set forth in Article XXIV of the Master Lease.
     32. Amendment or Modification. Sublessor shall not amend or modify the Master Lease in any way so as to materially and adversely affect Sublessee’s access to or use of the Subleased Premises or its interest hereunder, materially increase Sublessee’s obligations hereunder or materially restrict Sublessee’s rights hereunder, without the prior written consent of Sublessee, which may be withheld in Sublessee’s sole discretion.
     33. Quiet Enjoyment; Right to Cure. As between Sublessor and Sublessee, Sublessee shall peacefully have, hold and enjoy the Subleased Premises, subject to the terms and conditions of this Sublease, provided that Sublessee pays all Rent and performs all of Sublessee’s covenants and agreements contained therein. In the event, however, that Sublessor defaults in the performance or observance of any of Sublessor’s obligations under the Master Lease that are not made the obligations of Sublessee under this Sublease, or fails to perform Sublessor’s stated obligations under this Sublease, then Sublessee shall give Sublessor notice specifying in what manner Sublessor has defaulted, and if such default shall not be cured by Sublessor within thirty (30) days thereafter (except that if such default cannot be cured within said thirty (30)-day period, this period shall be extended for an additional reasonable time, provided that Sublessor commences to cure such default within such thirty (30)-day period and proceeds diligently thereafter to effect such cure), then in addition, as between Sublessor and Sublessee, Sublessee shall be entitled, at Sublessee’s option, to cure such default and promptly collect from Sublessor Sublessee’s reasonable expenses in so doing (including, without limitation, reasonable attorneys’ fees and court costs).
     34. Representations and Warranties. Sublessor hereby represents to Sublessee that (i) the Master Lease is in full force and effect, Sublessor has provided to Sublessee a true and correct copy thereof, and to Sublessor’s current, actual knowledge, Sublessor has not received any written notice of any current default or event of default by either Master Lessor or Sublessor; (ii) to Sublessor’s current, actual knowledge, Sublessor has not received any written notice of any pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessor or against Master Lessor or third parties which could, in the aggregate, adversely affect the Subleased Premises or any part thereof; and (iii) to Sublessor’s current, actual knowledge, Sublessor has not received any written notice of any pending or threatened condemnation or similar proceeding affecting the Premises or any portion thereof, and Sublessor has no knowledge that any such action currently is contemplated.
     35. Access. During the Term of this Sublease, Sublessee shall have the right to access the Sublet Premises twenty-four hours per day, seven (7) days a week.
     36. Condemnation. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, Sublessor and Sublessee agree that in the event of a partial condemnation where this Sublease is not terminated as a result thereof, Sublessee’s Base Rent and pro rata share of Sublessor and Master Expenses payable hereunder shall be adjusted to the proportion that the rentable area of the Subleased Premises after the partial condemnation bears to the rentable area of Building 2051 after the partial condemnation.
     37. Hazardous Materials. To the extent that Sublessor is relieved of liability with respect to Hazardous Materials as a result of Master Lessor’s indemnity set forth in Section IV.E of Exhibit E to the Master Lease, Sublessor shall not make claim against Sublessee with respect to such liability unless caused by the acts or omissions of Sublessee or its agents, employees, contractors, subtenants, licensees or invitees.
     38. Access to Building Equipment Rooms. Sublessor shall not unreasonably withhold its consent to a request by Sublessee to enter any building telephone, electrical and equipment rooms located outside the Subleased Premises if such access is reasonably necessary for Sublessee’s use of the Subleased Premises and Sublessee complies with Sublessor’s reasonable security measures and is accompanied by one of Sublessor’s agents or employees and such access will not materially interfere with Sublessor’s use of the building.

     IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSEE:		SUBLESSOR:

LINKEDIN CORPORATION,		ACTEL CORPORATION,
a Delaware corporation		a California corporation

By:	/s/ Steve Sodello	By:	/s/ Maurice Carson

Name: Steve Sodello		Name: Maurice Carson
Its: Chief Financial Officer		Its: CFO

Address:		Address:
LinkedIn Corporation		Actel Corporation
2029 Stierlin Court		2061 Stierlin Court
Mountain View, CA 94043		Mountain View, CA 94043-4655
Attn: Legal Department		Attn: Sr. Procurement and Facility Manager

with a copy to:

Actel Corporation
2061 Stierlin Court
Mountain View, CA 94043-4655
Attn: General Counsel